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                                                                   Exhibit 23.4


              Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 1996, with respect to the consolidated financial statements of Garrett Aviation Services and subsidiary included herein and in the Current Report on Form 8-K of UNC Incorporated, incorporated by reference in the Registration Statement of UNC Incorporated (Form S-4) pertaining to the Exchange Offer for the 11% Senior Subordinated Notes.


                                                 ERNST & YOUNG LLP


Phoenix, Arizona
August 9, 1996